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                                                                   EXHIBIT 23.01

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-98812 and 33-11279) of our report dated September 20, 1996, on our audit of the consolidated financial statements of UniCAD, Inc. for the years ended September 30, 1995 and 1994 included in Cooper & Chyan Technology, Inc.'s Form 8-K/A to amend its Current Report on Form 8-K on filed September 12, 1996.

/s/ Deloitte & Touche


Deloitte & Touche
Ottawa, Canada
November 7, 1996